(Letterhead appears here)



                                                   (404) 873-8500
                                                   (404) 873-8501
                          June 27, 1996

Moovies, Inc.
201 Brookfield Parkway
Suite 200
Greenville, SC  29607

     Re:  Registration Statement on Form S-1 (Registration No. 333-4270)

Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Moovies, Inc., a Delaware corporation (the "Company"), of up to 3,680,000 shares (including an over-allotment for up to 480,000 shares) of the Company's Common Stock, $.001 par value (the "Shares"), upon the terms and conditions set forth in Registration No. 333-4270 on Form S-1 (the "Registration Statement") filed by the Company with the Securities & Exchange Commission under the Securities Act of 1933, as amended. We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

     In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement, and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, they will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                   Sincerely,



                                   ARNALL GOLDEN & GREGORY